UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2007
The SCO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29911	87-0662823

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)
355 South 520 West
Lindon, Utah 84042
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (801) 765-4999
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On September 18, 2007, The SCO Group, Inc. (the “Company”) received a Nasdaq Staff Determination letter (the “Determination”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market indicating that, as a result of the Company’s having filed for protection under Chapter 11 of the U.S. Bankruptcy Code, the Staff determined, using its discretionary authority under Nasdaq Marketplace Rules 4300 and IM-4300, that the Company’s securities would be delisted from The Nasdaq Stock Market and that trading in the Company’s common stock would be suspended unless the Company filed an appeal of the Determination.
The Company filed for an appeal of the Determination. On November 8, 2007, the Company had a hearing before the Nasdaq Listing Qualifications Panel (the “Panel”) to review the Determination.
On December 21, 2007, the Company received a letter from the Panel, informing the Company that the Panel had determined to delist the Company’s securities from The Nasdaq Stock Market and will suspend trading of the securities effective at the open of business on Thursday, December 27, 2007.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 27, 2007

THE SCO GROUP, INC.

By:	/s/ Ken R. Nielsen

Name:	Ken R. Nielsen
Title:	Chief Financial Officer